AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2001


                                                 REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------


                                  FORM S-1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ------------------------

                              CORECOMM LIMITED
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    DELAWARE                        4812                   23-3032245
(STATE OR OTHER                (PRIMARY STANDARD        (I.R.S. EMPLOYER
JURISDICTION OF                   INDUSTRIAL            IDENTIFICATION NO.)
INCORPORATION OR                CLASSIFICATION
ORGANIZATION)                    CODE NUMBER)

                      110 EAST 59TH STREET, 26TH FLOOR
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          ------------------------

                          RICHARD J. LUBASCH, ESQ.

                              CORECOMM LIMITED

                      110 EAST 59TH STREET, 26TH FLOOR
                          NEW YORK, NEW YORK 10022
                               (212) 906-8440
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                           OF AGENT FOR SERVICE)
                          ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES
                              TO THE PUBLIC:


   At such time or times on and after this registration statement becomes effective as the selling securityholders may determine.

                          ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-47984

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED        PROPOSED MAXIMUM    AMOUNT OF
          TITLE OF EACH CLASS OF               AMOUNT TO BE         MAXIMUM OFFERING       AGGREGATE       REGISTRATION
       SECURITIES TO BE REGISTERED              REGISTERED           PRICE PER UNIT      OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per
  share(1)(2).............................      30,000,000 Shares     $0.20(3)            $6,000,000       $1,500.00
-----------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to 30,000,000 Shares of common stock issuable as payments of interest on the registrant's senior unsecured notes.

(2) This registration statement also includes rights to purchase Series C junior participating preferred stock, par value $0.01 per share. One right is attached to each share of common stock. The rights will not be transferrable separately from the common stock until specified events have occurred in connection with a prospective change of control of the registrant. No registration fee is required for these rights, because they are being issued for no additional consideration.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, based, with respect to the common stock, on the average of the high and low prices of shares of the common stock of CoreComm Limited on the Nasdaq National Market on
April 26, 2001.
-----------------------------------------------------------------------------------------------------------------------


              EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of CoreComm Limited, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Other than the consents of KPMG LLP and Deloitte & Touche LLP contained in the earlier effective registration statement (File No. 333-47984) which are not incorporated by reference herein, the contents of such registration statement are incorporated in this registration statement by reference.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

Other than the consents of KPMG LLP and Deloitte & Touche LLP contained in the earlier effective registration statement (File No. 333-47984) which are not incorporated by reference herein, all exhibits filed with or incorporated by reference in such registration statement are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following, which are filed herewith.

EXHIBITS                     DESCRIPTION
--------                     -----------

5.1+                         Opinion of Richard J. Lubasch
23.1+                        Consent of Ernst & Young LLP
23.2+                        Consent of PricewaterhouseCoopers LLP
23.3+                        Consent of BDO Seidman, LLP
23.4+                        Consent of Richard J. Lubasch
                             (included in Exhibit 5.1)
24.1*                        Power of Attorney (previously filed)



                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York City, State of New York on April 12, 2001.


                             CORECOMM LIMITED

                             By: /s/  RICHARD J. LUBASCH
                               ------------------------------------
                                 Richard J. Lubasch
                                 Senior Vice President,
                                 General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                           DATE
------------------------------------------   ------------------------------------      -----------------


                    *                        Chairman of the Board of Directors        April 12, 2001
------------------------------------------
           George S. Blumenthal

                    *                        President, Chief Executive Officer,       April 12, 2001
------------------------------------------   Chief Financial Officer and Director
             J. Barclay Knapp                (Principal Executive and Financial
                                             Officer)

                    *                        Vice President -- Controller and          April 12, 2001
------------------------------------------   Treasurer
            Gregg N. Gorelick

                    *                        Director                                  April 12, 2001
------------------------------------------
            Ted H. McCourtney

                    *                        Director                                  April 12, 2001
------------------------------------------
                Del Mintz

                    *                        Director                                  April 12, 2001
------------------------------------------
             Alan J. Patricof

                    *                        Director                                  April 12, 2001
------------------------------------------
              Warren Potash

* By /s/ RICHARD J. LUBASCH
-----------------------------------------
     Richard J. Lubasch
     Attorney-in-fact

                               EXHIBIT INDEX


EXHIBITS                        DESCRIPTION
--------                        -----------

5.1+                            Opinion of Richard J. Lubasch

23.1+                           Consent of Ernst & Young LLP

23.2+                           Consent of PricewaterhouseCoopers LLP

23.3+                           Consent of BDO Seidman, LLP

23.4+                           Consent of Richard J. Lubasch (included in
                                Exhibit 5.1)

24.1*                           Power of Attorney (contained on signature page)


---------------
+ Filed herewith
* Previously filed


                                                                Exhibit 5.1


                       [CoreComm Limited Letterhead]


                                                                April 12, 2001



                              CoreComm Limited
          Registration Statement on Form S-1 (File no. 333-_____)

Ladies and Gentlemen:

         In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") and the rules and regulations under the Act (the "Rules") I am furnishing my opinion as to the legality of:


     (i) 30,000,000 shares (the "Senior Notes Common Stock") of Common Stock to be issued as interest payments under the Company's senior unsecured notes due 2003 (the "Senior Notes"); and

     (ii) The rights (the "Rights") to purchase the Company's Series C junior participating preferred stock, par value $0.01 per share, attached to each share of Common Stock described in clause
             (i) above.

The resale of all of the securities described in clause (i) above is registered under the Registration Statement.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents (collectively, the "Documents"): the Registration Statement, the Company's Restated Certificate of Incorporation and Restated Bylaws (each as in effect on the date of this letter), the Rights Agreement between the Company and Continental Stock Transfer & Trust Company ("Continental"), dated as of September 29, 2000 (the "Rights Agreement"), the form of the Senior Notes, the Note Purchase Agreement, dated as of September 29, 2000 among the Company and the holders of the Senior Notes (the "Senior Notes Purchase Agreement") and records of certain of the Company's and its predecessors' corporate proceedings. In addition, I have examined those other certificates, agreements and documents that I deemed relevant and necessary as a basis for my opinion.

In my examination of the documents referred to above, and in rendering my opinion, I have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the authenticity of all documents as originals, (iii) the conformity to the original documents of all documents as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents and the authenticity of all the latter documents, (iv) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete, and (v) the legal capacity of all individuals who have executed any of the documents which I examined.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this opinion, I am of the opinion that:

1. The shares of Senior Notes Common Stock, when issued in accordance with the terms of the Senior Notes and the Senior Notes Purchase Agreement, will be validly issued, fully paid and non-assessable; and

2. The Rights associated with the Senior Notes Common Stock will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

My opinion is rendered only with respect to the laws, and the reported judicial decisions, rules, regulations and orders made under them, which are currently in effect. The enforceability of the Rights may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                                   * * *

         I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not agree or admit that I come within the category of persons whose consent is required by the Act or the Rules.


                                 Very truly yours,


                                 /s/ RICHARD J. LUBASCH
                                 -----------------------
                                 Richard J. Lubasch
                                 Senior Vice President,
                                 General Counsel and
                                 Secretary



                                                              Exhibit 23.1

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-1 to the reference of our firm under the caption "Experts" which appears in the Registration Statement (Form S-1 No. 333-47984) and related Prospectus of CoreComm Limited and to the incorporation by reference of our reports on the financial statements of CoreComm Limited dated March 12, 2001 except for Note 1 as to which the date is April 11, 2001 and the financial statements of OCOM Corporation Telecoms Division dated February 26, 1999, included in CoreComm Limited's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                 /s/ ERNST & YOUNG LLP
                                 ---------------------


New York, New York
April 11, 2001


                                                              Exhibit 23.2

                     Consent of Independent Accountants



To the Board of Directors and Stockholders of CoreComm Limited:


We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated February 10, 2000, except for
Note 18, for which the date is March 12, 2000, relating to the financial statements of Voyager.net, Inc. which appears in the earlier effective Registration Statement (File No. 333-47984). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Grand Rapids, Michigan
April 4, 2001



                                                              Exhibit 23.3


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




CoreComm, Limited
New York, New York


We hereby consent to the incorporation by reference in the Registration Statement of CoreComm Limited on Form S-1 of our report dated March 10, 2000, relating to the combined financial statements of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, which appears in the earlier effective Registration Statement (File No. 333-47984).

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting part of the Registration Statement No. 333-47984 on Form S-1.



                                                        BDO Seidman, LLP
Philadelphia, Pennsylvania
April 6, 2001